Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
                                                                 [Micrel Logo]

PRESS RELEASE

MICREL UPDATES FOURTH QUARTER 2006 OUTLOOK

   San Jose, CA, January 4, 2007 - Micrel, Incorporated (Nasdaq NM: MCRL),
an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced that it has revised its revenue and profit outlook
for its fourth fiscal quarter ended December 31, 2006.   Micrel now projects
fourth quarter revenues will be approximately $64 million to $65 million, compared with the previous guidance issued on October 26, 2006 of $67 million to $70.5 million. The shortfall in revenue is primarily a result of weakness in demand during the last two weeks of December across the end markets served by Micrel, as customers attempted to further reduce their inventory levels at the end of the year. Resales through Micrel's worldwide distribution channel were also seasonally weak in the latter half of December, particularly in North America, contributing to the fourth quarter revenue shortfall. Micrel recognizes distribution revenue on a sell-through basis in North America, Europe and a portion of Asia, and is only able to determine aggregate distribution revenue after the end of the quarter.

   As a result of the revised revenue projections, fourth quarter earnings per diluted share are expected to be approximately $0.09 to $0.10, compared with the previous guidance issued on October 26, 2006 of $0.11 to $0.13. These revenue and earnings per share figures are estimates pending the final accounting for the quarter and year ended December 31, 2006. Micrel is scheduled to release its fourth quarter and full year 2006 financial results on February 1, 2007 after market close. The Company will provide its guidance for the first quarter of 2007 financial results in its fourth quarter earnings release and conference call on that date. Based on current demand estimates, the Company expects first quarter 2007 revenues to increase sequentially from the fourth quarter of 2006.

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MICREL UPDATES FOURTH QUARTER 2006 OUTLOOK
January 4, 2007
Page 2 of 3


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, earnings, order lead times, turns fill requirements, customer demand, customer and supply chain inventory levels and the nature of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.
Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to
the Company from time to time; and Micrel's operating cash flow.   For
further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and quarterly report on Form 10-Q for the quarter ended September 30, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

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MICREL UPDATES FOURTH QUARTER 2006 OUTLOOK
January 4, 2007
Page 3 of 3

   About Micrel
   ------------
   Micrel Inc., is a leading global manufacturer of IC solutions for the
worldwide analog, Ethernet and high bandwidth markets.   The Company's
products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131,
(408) 944-0800; or visit our website at: http://www.micrel.com.

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